UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

General

On December 15, 2021, Altair Engineering Inc. (the “Company”), through a wholly-owned UK-based subsidiary, entered into purchase agreements (the “Purchase Agreements”) to acquire, and concurrently acquired, all of the outstanding capital stock of two related privately held companies, World Programming Limited (“World Programming”) and December 2015 Software Limited (together with World Programming, the “World Programming Companies”), from the stockholders named therein.

World Programming is an enterprise software company based in the UK having approximately 500 customers globally and focused on data analytics for financial services, insurance, manufacturing, life sciences, energy, consumer products, and retail applications. World Programming’s platform supports development and execution of multi-language software solutions leveraging popular languages used in data science including Python, R, and the SAS language in a single program.

The Company expects this acquisition to be accretive, broaden its market opportunities, and contribute to long-term growth goals.

The aggregate consideration payable pursuant to the Purchase Agreements amounts to $50 million in cash (paid at the closing) and up to $50 million of the Company’s Class A Common Stock (the “Stock Consideration”) (which number will not exceed 657,462 shares in the aggregate, calculated as $50 million divided by $76.05, a weighted average price of the Company’s Class A Common Stock during a twenty trading day period ending prior to the date of acquisition).

The dates on which the Stock Consideration is issuable and the number of shares issuable on such dates depend primarily on certain aspects of legal proceedings in which World Programming and SAS Institute, Inc. (“SAS”) are engaged, but in no case will exceed a total of 657,462 shares. The ongoing legal proceedings include litigation in federal court in Texas involving SAS’ claims that World Programming infringed certain SAS copyrights. The federal district court in Texas entered judgment in favor of World Programming on SAS’ copyright claims, which SAS appealed to the United States Court of Appeals for the Federal Circuit, where the appeal is currently pending. In addition to being dependent on the outcome of those legal proceedings, of the $50 million in Stock Consideration, approximately $32 million is tied to future ongoing employment by certain of the sellers. As a subsidiary of the Company, World Programming will remain subject to a judgment entered by a federal district court in North Carolina against World Programming and in favor of SAS (the “Existing Judgment”). As of November 30, 2021, the balance payable on the Existing Judgment was $66.5 million. Until the Existing Judgment is satisfied, World Programming is precluded from selling its products to new customers in the United States, and existing US customer revenue is applied to reduce the amount of the judgment.

Other Matters

The Company and the selling stockholders have each made customary representations and warranties and agreed to customary covenants in the Purchase Agreements, including indemnification and customary post-closing adjustments if the World Programming Companies’ cash and working capital are greater than or less than specified target ranges. In connection with the Purchase Agreements, the selling stockholders have executed releases in favor of the Company and certain of the selling stockholders have executed restrictive covenants in favor of the Company.

The representations, warranties, and covenants contained in the Purchase Agreements have been made solely for the benefit of the parties thereto. In addition, such representations, warranties, and covenants (a) have been made only for purposes of the Purchase Agreements, (b) are subject to certain materiality qualifications contained in the Purchase Agreements which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Purchase Agreements or such other date as is specified in the Purchase Agreements, and (d) have been included in the Purchase Agreements for the purpose of allocating risk among the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreements are included with this filing only to provide investors with information regarding the terms of the Purchase Agreements, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreements or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreements should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Proxy Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other documents that the Company files with the U.S. Securities and Exchange Commission.

The foregoing summaries of the Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreements, which are filed herewith as Exhibits 10.1 and 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. Any shares of Class A Common Stock issued as Stock Consideration will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The selling stockholders provided customary representations for a private placement of securities and agreed to customary restrictions on transferability.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this report other than statements of historical facts are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, Altair’s future expectations, plans, and prospects. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Altair’s control. Altair’s actual results could differ materially from those stated or implied in our forward-looking statements due to a number of factors, including but not limited to, the risks detailed in Altair’s quarterly and annual reports filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this report represent Altair’s views as of the date of this report. The Company anticipates that subsequent events and developments will cause its views to change. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this report.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

10.1     Stock Purchase Agreement, dated December 15, 2021, by and among the Company, its UK-based subsidiary Altair Engineering Ltd., the stockholders of World Programming Limited named therein and a sellers’ representative named therein

10.2    Stock Purchase Agreement, dated December 15, 2021, by and among the Company, its UK-based subsidiary Altair Engineering Ltd., the stockholders of December 2015 Software Limited named therein and a sellers’ representative named therein

104     Cover Page Interactive Date File (embedded within the Inline XRBL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: December 15, 2021	By:	/s/ Matthew Brown
Name: Matthew Brown
Title: Chief Financial Officer